Exhibit 10.10

Effective as of December 17, 2010

Mr. Craig Frank

Tudog International Consulting, Inc.

4142 Trenton Avenue

Hollywood, Florida 33026

Re:	Consulting Agreement dated December 14, 2009 between Tudog International Consulting, Inc. d/b/a The Tudog Group, a Florida corporation (“Tudog”) and Alternative Fuels Americas, Inc., a Florida corporation (“AFAI”) (the “Consulting Agreement”)

Dear Craig:

AFAI would like to renew and extend the term of the Consulting Agreement through December 31, 2012. In connection therewith, Tudog’s monthly fee as provided for in the Consulting Agreement shall be increased from $10,000 to $15,000 effective January 1, 2011. All remaining terms and conditions of the Consulting Agreement shall remain in full force and effect.

Please acknowledge your acceptance of the above by signing where indicated below.

Very truly yours,

ALTERNATIVE FUELS AMERICA, INC.

By:	/s/ Neil Swartz
Neil Swartz, Chief Financial Officer

ACCEPTED AND AGREED:

TUDOG INTERNATIONAL CONSULTING, INC.

By:	/s/ Craig Frank
Craig Frank, Chief Executive Officer